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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission on December 10, 1999 pertaining to the 1995 Flexible Stock Incentive Plan, 1997 Stock Option Plan and 1998 Non-Employee Director Share Option Plan of Nur Macroprinters, of our report dated February 12, 2001, with respect to the consolidated financial statements of Nur Macroprinters included in this Annual Report (Form 20-F) for the year ended December 31, 2000.

Tel-Aviv, Israel
May 10, 2001
                                                Yours truly,

                                                /s/ Kost Forer & Gabbay

                                                KOST FORER & GABBAY
                                     A member of Ernst & Young International